Exhibit 99.1 Middlefield Banc Corp. 2024 Second Quarter (Nasdaq: MBCN) Middlefield Banc Corp. Investor Presentation 2023 Fourth Quarter 1 Investor Presentation

Forward Looking Statements This presentation contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995 concerning Middlefield Banc Corp.’s plans, strategies, objectives, expectations, intentions, financial condition and results of operations. These forward-looking statements reflect management’s current views and intentions and are subject to known and unknown risks, uncertainties, assumptions and other factors that could cause the actual results to differ materially from those contemplated by the statements. The significant risks and uncertainties related to Middlefield Banc Corp. of which management is aware are discussed in detail in the periodic reports that Middlefield Banc Corp. files with the Securities and Exchange Commission (the “SEC”), including in the “Risk Factors” section of its Annual Report on Form 10-K and its Quarterly Report on Form 10-Q. Investors are urged to review Middlefield Banc Corp.’s periodic reports, which are available at no charge through the SEC’s website at www.sec.gov and through Middlefield Banc Corp.’s website at www.middlefieldbank.bank on the “Investor Relations” page. Middlefield Banc Corp. assumes no obligation to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this presentation. 2 www.middlefieldbank.bank

Middlefield Banc Corp. Providing financial services throughout Central, Western and Northeast Ohio Profitably serving its communities, customers, employees, and shareholders by its commitment to quality, safety and soundness, and maximizing shareholder value. www.middlefieldbank.bank 3

Middlefield Banc Corp. (Nasdaq: MBCN) Providing financial services throughout Central, Western and Northeast Ohio Profitably serving its communities, customers, employees, and shareholders by its At Middlefield Bank “MB”, we believe in the power of community and giving back! commitment to quality, safety and soundness, and maximizing shareholder value Each year, MB team members find ways to partner and support the local organizations making an impact in our own backyard. From sponsoring programs and events to volunteering with food banks, schools, local chapters of United Way, Junior Achievement and more, we’re building a brighter future for every www.middlefieldbank.bank 4 4 community that we’re part of.

A Community Bank That is Safe, Strong, and Committed. Highlights Strategic Strengths Experienced and Proven Team: • As part of the Company’s comprehensive succession plan, Ron Zimmerly was 21 appointed CEO in 2024 and Mike Ranttila CFO in 2023 Branches • Strategic focus on developing and attracting proven bankers to support growth Communities: 3 • Serving attractive Ohio banking markets Strong and • Located in three of the top five Ohio counties ranked by median household income compelling Ohio • Optimally positioned between rural (funding) and metropolitan (lending) communities markets Customers: #1 • Balanced mix of retail and commercial customers Community th • Geauga County in Northeast Ohio is home to the world’s 4 largest Amish population Bank in core markets Community Banking Values and Focus: • Providing superior and responsive financial services since 1901 120+ • Committed to quality, safety and soundness • Local decision making and community investment creates competitive advantage Years of service Financial Strength: • Profitable throughout multiple economic cycles and never reported a loss 3.51% • AOCI impact is considerably lower than Middlefield’s peers Q2 2024 net • Above peer ROAA, NIM, Equity/Assets, and Tangible Equity/Assets* interest margin • Legacy of returning capital back to shareholders • $440.3 million of maximum borrowing capacity at the FHLB at June 30, 2024 * Please see Reconciliation of Non-GAAP Measures on slide 25 www.middlefieldbank.bank 5

Compelling Ohio Banking Franchise Only independent community bank with exposure to Central, Western, and Northeast Ohio Markets. Branches are in counties that have above average median household income, median value of owner- occupied housing, and employment rates. 6

Experienced Executive Leadership Team Assembled

Middlefield has focused on pursuing a comprehensive succession plan. Through the successful integration of the December 2022 Liberty Bancshares acquisition and addition of new, experienced leaders, Middlefield is well positioned to move forward with the next phase of its growth strategy.

Ronald L. Zimmerly Jr.
Chief Executive Officer and President



Zimmerly joined MBCN in 2022 after the Liberty Bancshares acquisition and has 35 years of banking experience, including 13 years as President and CEO of Liberty.

Tom Wilson
Executive Vice President / Chief Strategy and Innovation Officer



Wilson joined MBCN in 2022 after the Liberty Bancshares acquisition and has over 24 years of investment banking, management consulting, and investment experience.

Sarah Winters
Senior Vice President / Chief Human Resources Officer



Winters joined MBCN in 2023 from KeyCorp and has 24 years of HR strategy, talent management, and business experience.

Josh Riley
Senior Vice President / Chief Commercial Market Executive - Central Ohio



Riley joined MBCN in 2023 from First Merchants Bank and has over 21 years of financial services experience within the Central Ohio market.

Anna Maria Brenneman
Western Regional President



Brenneman joined MBCN in 2022 after the Liberty Bancshares acquisition and has over 35 years of banking experience.

Michael Ranttila
Executive Vice President / Chief Financial Officer



Ranttila has been with the Bank for over 12 years, beginning as a Controller and then was promoted through pivotal roles within the Bank.

Michael Cheravitch
Executive Vice President / Chief Banking Officer



Cheravitch joined MBCN in 2023 from F.N.B. Corporation and has over 35 years of banking experience.

Courtney Erminio
Executive Vice President / Chief Risk Officer



Erminio joined MBCN in 2010 from Crowe Horwath and has 18 years of audit, risk and business experience.

Rebecca Noblit
Executive Vice President / Chief Credit Officer



Noblit joined MBCN in 2022 after the Liberty Bancshares acquisition and has over 19 years of banking experience.

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Proven Board of Directors

Middlefield's board has an average age of 59 years and average tenure of 9 years

William J. Skidmore
Director Since 2007
Age: 67



Skidmore has been Middlefield's Chairman since 2019 and former Northeast Ohio Senior District Manager of Waste Management.

Thomas W. Bevan
Director Since 2017
Age: 58



Founding shareholder and CEO of Bevan & Associates, LPA, Inc.

Kevin A. DiGeronimo
Director Since 2021
Age: 39



Principal at the DiGeronimo Companies and President of Independence Construction.

Ronald L. Zimmerly Jr.
Director Since 2022
Age: 59



Zimmerly serves as Chief Executive Officer and President of Middlefield and The Middlefield Banking Company.

Kenneth E. Jones
Director Since 2008
Age: 75



Former President of Chesapeake Financial Advisors.

Michael C. Voinovich
Director Since 2020
Age: 50



Executive Vice President and Chief Investment Officer of ECHO Health, Inc.

Darryl E. Mast
Director Since 2013
Age: 73



Former Vice President Operations for Hattie Larlham Care Group and Foundation.

James J. McCaskey
Director Since 2004
Age: 60



McCaskey serves as Middlefield's Vice Chairman, and is President of McCaskey Landscape & Design, LLC.

Mark R. Watkins
Director Since 2022
Age: 61



Partner in Watkins Farm, Watkins Farmland Stewardship, LLC, and Rushwood Farms, LLC.

Carolyn J. Turk
Director Since 2004
Age: 67



Former Chief Financial Officer/Treasurer of Molded Fiber Glass Companies.

Spencer T. Cohn
Director Since 2022
Age: 36



Director of Castle Creek.

Jennifer L. Moeller
Director Since 2023
Age: 60



Moeller is an angel investor and serves as Chairperson of the Investment Screening Committee at North Coast Ventures.

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Historic Growth Underway in The Columbus Region Historic economic development is underway across Central Ohio, including (1) recently announced projects from Intel ($100 Billion), Amazon ($8.0 Billion), Honda ($4.5 Billion), and Nationwide Children’s Hospital ($3.3 Billion). Intel’s project alone is the largest single private-sector investment in Ohio’s history. Intel’s initial $20 billion investment into two new factories in Licking County could grow to as much as $100 billion by the time the buildout is complete, creating one of the largest semiconductor manufacturing sites in the world. The first phase of the project is expected to create 3,000 Intel jobs and (2) 7,000 construction jobs . The Columbus Region has experienced robust growth. From 2010 to 2020, the population of the city alone increased at a growth rate of more than 12%, which is substantially higher than the 2.1% average for the rest of the Midwest. The Columbus Region is expected to expand to 3 million people by (3) 2050 . Every job at Intel is expected to create 13 more jobs in other (1) industries, creating a total of 39,000 jobs in Central Ohio The Middlefield Banking Company has a strong and established presence throughout Central and Western Ohio. With 10 locations throughout Central and Western Ohio, The Middlefield Banking Company is one of the largest independent community banks in the region making it well The 10-county area in Central Ohio is home to over positioned to support the rapidly expanding financial needs of its surrounding communities. 2.2 million people and 16 Fortune 1000 company th headquarters. The Columbus region is the 14 largest (1) Sources: Betsy Liska Goldstein, “Intel on Intel” https://www.youtube.com/watch?v=9MO0wPg4CYw (3) (2) metropolis in the U.S. https://www.cleveland19.com/2022/09/09/intels-investment-ohio-could-have-100-billion-impact/ (3) https://columbusregion.com www.middlefieldbank.bank 9

Middlefield’s Markets Have a Strong Overlap with Intel’s Supplier Network + • Intel supplier footprint has roughly doubled to 300 suppliers since project inception • Suppliers included businesses in more than 38 counties in Ohio • Suppliers come from every region in Ohio • In addition to new full-time jobs at Intel, the project created 7,000 additional construction jobs - 92% of the construction workers onsite are Ohio residents • The project is expected to produce tens of thousands of jobs across Ohio Blue Counties: Counties with Intel suppliers Source: https://development.ohio.gov/home/news-and- Red Outlined Counties: Counties with MBCN branches events/all-news/2023-0925-Ohio-Delivers-on- Commitment-Issues-Onshoring-Grant-to-Intel www.middlefieldbank.bank 10

History of Creating Value for Shareholders $100 invested in Middlefield Banc Corp. from December 31, 2011, to June 30, 2024, has achieved a total return of $414 compared to $277 for the KBW Regional Banking Index, and $312 for the Nasdaq Bank Index. Middlefield has outperformed the KBW Regional Banking Index and the Nasdaq Bank Index by 49.1% and 32.5%, respectively over this period. Value Drivers Total Shareholder Return (as of 6/30/2024) $600 Never reported an annual loss $550 $500 $450 $400 Long-term earnings and asset $350 growth $300 $250 $200 Capital allocation strategy focused $150 on acquisitions, share buybacks $100 and dividends $50 $- Compelling dividend yield and track record of dividend growth MBCN KBW Regional Banking Index Nasdaq Bank Index Management focused on long- term value creation www.middlefieldbank.bank 11 12/30/2011 6/30/2012 12/31/2012 6/30/2013 12/31/2013 6/30/2014 12/31/2014 6/30/2015 12/31/2015 6/30/2016 12/31/2016 6/30/2017 12/31/2017 6/30/2018 12/31/2018 6/30/2019 12/31/2019 6/30/2020 12/31/2020 6/30/2021 12/31/2021 6/30/2022 12/31/2022 6/30/2023 12/31/2023 6/30/2024

Well Positioned for Any Economic Cycle Middlefield is focused on balancing stable loan growth with excellent asset quality. This approach has served the Bank well throughout its 120+ year history. Limited Strong Well Conservative Lending Nonperforming Allowance Capitalized Culture Assets At June 30, 2024, Middlefield’s Overall asset quality remains Equity to assets Focused on fair pricing, no allowance for credit losses to strong, with $16.0 million in of 11.31% at June 30, 2024, national or sub-prime lending, nonperforming loans was nonperforming assets at June compared to 11.26% at June 30, lending within market area, and 136.55%, while the allowance 30, 2024, or 0.87% of total 2023. limited participation loans for credit losses to total loans assets, compared to 0.74% of purchased. was 1.46%. total assets at June 30, 2023. www.middlefieldbank.bank 12

Strong Deposit Base and Net Interest Margin Overview Deposit Trends (in thousands) $1,750,000 2.50% • Stable liquidity position supported by local deposit base $1,500,000 2.00% • Core deposit funding base supplemented by $52.3 million in $1,250,000 cash and cash equivalents, and $166.4 million in investment 1.50% $1,000,000 securities available for sale at June 30, 2024 $750,000 1.00% $500,000 • Uninsured deposits were 28.2% of total deposits at June 30, 0.50% $250,000 2024 $- 0.00% • Noninterest-bearing deposits were 26.3% of total deposits 2018 2019 2020 2021 2022 2023 2024 YTD at June 30, 2024 Total Deposits Total Cost of Deposits • Focused on maintaining a net interest margin above peer Net Interest Margin Net Loans to Deposit Ratio 102.1% 100.4% 96.9% 95.8% 95.5% 4.08% 4.04% 89.0% 3.77% 3.78% 82.9% 3.68% 3.54% 3.53% 2018 2019 2020 2021 2022 2023 At June 2018 2019 2020 2021 2022 2023 2024 YTD 30, 2024 www.middlefieldbank.bank 13

Excellent Asset Quality Overview (at June 30, 2024) Nonperforming Assets to Total Assets 1.10% Secured loans are subject to loan-to-value requirements based on 0.89% 0.87% collateral types 0.76% 0.63% 0.60% 0.47% CRE as a percent of the total loan portfolio was 43.7% 2018 2019 2020 2021 2022 2023 At June 30, 2024 Balanced and diverse CRE portfolio Net Charge-Offs (Recoveries) to Average Loans, Annualized 0.35% 0.29% 0.30% CRE office credit exposure represented 5.1% of the Company’s 0.25% total loan portfolio 0.20% 0.16% 0.15% 0.10% 0.06% Nonperforming loans at June 30, 2024, included two relationships 0.05% in the freight and industrial segments that moved to nonaccrual in 0.00% -0.01% -0.01% -0.02% the second quarter. This is believed to not be indicative of a trend 0.00% in Middlefield's markets served, portfolio, or underwriting -0.05% standards 2018 2019 2020 2021 2022 2023 2024 YTD www.middlefieldbank.bank 14

Balanced, High Performing CRE Portfolio (at June 30, 2024) Diverse CRE Portfolio CRE Loan Repricing 4.4% At June 30, 2024, 75% of the Company’s $655.4 million CRE portfolio was variable, and 14% of the total CRE portfolio is expected to reprice from Q3 2024 to Q2 2025 11.6% 13.3% 8.4% 6.0% Q3 2024 $58.9M 10.9% Q4 2024 $14.3M 45.4% Q1 2025 $9.1M Office Space Hospitality Self Storage Multifamily Q2 2025 $9.5M Shopping Plazas Senior Living Other Excellent CRE Credit Quality 13.3% 1.87% 1.73% 27.9% 58.8% 0.00% CRE ACL/CRE Loans CRE NPL/CRE Loans CRE Net Recoveries/Average CRE Owner Occupied Loans Non-Owner Occupied Multifamily www.middlefieldbank.bank 15

Strong Asset Quality: 2006 – 2024 YTD NPA and NCO Summary • Conservative underwriting philosophy • “Quick to downgrade, slow to upgrade” credit philosophy mitigates loss exposure • From 2006 to 2024 YTD, NCOs have averaged 10.5% of stated NPAs 3.50% 3.00% 2.50% 2.00% 1.50% 1.00% 0.50% 0.00% -0.50% 2024 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD NPAs* 0.35% 0.86% 1.57% 2.99% 3.27% 2.90% 1.97% 1.74% 1.47% 1.22% 0.87% 0.78% 0.63% 0.76% 1.10% 0.89% 0.47% 0.60% 0.87% NCOs 0.02% 0.14% 0.11% 0.36% 0.63% 0.65% 0.30% 0.22% 0.13% 0.16% 0.06% 0.05% 0.06% 0.16% 0.29% -0.02% -0.01% 0.00% -0.01% *NPAs exclude TDRs through 2022. In 2023, the Company adopted new accounting guidance that eliminated TDR accounting. Beginning in 2023, NPAs include certain loans that were modified to borrowers experiencing financial difficulty. The NPA numbers represent NPAs as a percentage of total assets at the period end date and the NCOs numbers represent NCOs to average loans, annualized. www.middlefieldbank.bank 16

Successful Acquisition Strategy and Organic Growth: Total Assets Have Grown at a 12.7% CAGR From 2016 -2023 The December 2022 Liberty Bancshares, Inc. acquisition extended Middlefield’s reach in Western and Central Ohio and into Hardin and Logan Counties The January 2017 Liberty Bank, N.A. acquisition extended Middlefield’s $2,000,000 reach in Northeast Ohio and into Cuyahoga and Summit Counties $1,800,000 $1,600,000 $1,400,000 $1,200,000 $1,000,000 $800,000 $600,000 $400,000 $200,000 $- 2016 2017 2018 2019 2020 2021 2022 2023 At June 30, 2024 Total Assets www.middlefieldbank.bank 17

Returning Capital to Shareholders Annual Dividend $0.85 $0.90 $0.81 $0.80 $0.80 $0.69 $0.70 $0.60 $0.59 $0.57 $0.60 Middlefield has a history of returning excess $0.50 capital to shareholders. The Company has $0.40 increased its regular dividend payment four $0.30 times since 2018 and paid four special dividends $0.20 over this period. $0.10 $0.00 2018 2019 2020 2021 2022 2023 2024* Special cash dividend Regular cash dividend * Annualized Cumulative Shares Repurchased 1,400,000 1,200,000 For the 2024 first half, the Company repurchased 1,000,000 43,858 shares of its common stock, at an average 800,000 price of $24.00 per share. 600,000 400,000 There were no repurchases during the second 200,000 quarter of 2024. 0 2018 2019 2020 2021 2022 2023 Q2 2024 www.middlefieldbank.bank 18

Strategy Dependent on Customers and Communities Through local decision making and a focus on powering growth within its communities, Middlefield is committed to building long-standing relationships with its customers Local Strong Committed “I put together an aggressive growth “Wannemacher Ent., Inc. needed a “It has been a pleasure to do business with strategy for my business Exscape Designs. community bank that was large enough to Middlefield Bank for these past 20 years. The need for a local relationship-based handle our biggest ever expansion. Yet we When all of the other local major banks approach made clear sense. In my also wanted a bank that cared about us on turned away from the business, Middlefield experience over the years with Middlefield an ongoing basis to look out for our future Bank welcomed it with open arms. This Bank we have been able to achieve a lot of growth. The Middlefield team has provided relationship started with trust and that trust growth together. With Middlefield you're both for us. From start to finish on the is the foundation in which we continue to not just numbers, it's the relationship and project they were totally engaged and use Middlefield for all of our banking community that matters to them.” encouraging. Our business has grown over needs.” the years because of strong customer relationships. It’s great to have bankers like the Middlefield team that share that philosophy and perspective.” www.middlefieldbank.bank 19

Loans Supported by Local Decision Making and Individual Service Middlefield’s markets have seen significant industry consolidation in the past ten years. In most cases, large national and regional banks cannot deliver the same level of locally-based service that Middlefield can offer customers (1) Highlights Residential Real Estate Loans $500 $450 >30 $400 Local $350 Lenders $300 $250 $200 2018 2019 2020 2021 2022 2023 At June 30, 1 2024 Highly (1) In millions, includes consumer installment loans Productive LPO (2) (3) Commercial Loans $950 5.6% $750 Consumer Loan 2018 – 2023 $550 CAGR $350 8.8% $150 Commercial 2018 2019 2020 2021 2022 2023 At June 30, Loan 2024 2018 - 2023 (2) In millions, commercial loans are C&I plus commercial real estate loans (3) Orange bars reflect PPP loan balance CAGR www.middlefieldbank.bank 20

Disciplined Balance Sheet Growth Highlights Total Deposits (in millions) $1,600 $1,400 $1,200 Introduced new products to attract $1,000 more deposits and drive noninterest $800 income $600 $400 $200 $- 2018 2019 2020 2021 2022 2023 At June 30, 2024 Continuing to enhance delivery in both Noninterest-bearing demand Interest-bearing demand Money market Savings Time personal and commercial channels Total Loans (in millions) $1,600 At June 30, 2024, Middlefield had $1,400 $1,200 $52.3 million in cash and cash $1,000 equivalents, and $166.4 million in $800 $600 investment securities available for sale $400 $200 $- 2018 2019 2020 2021 2022 2023 At June 30, Strong capital levels, robust liquidity, 2024 diverse loan and deposit portfolios, and borrowing capacity of C & I Construction Residential - Mortg. CRE Consumer Installment $440.3 million at the FHLB www.middlefieldbank.bank 21

Supplemental Financial Data www.middlefieldbank.bank 22

Annual Financial Summary

Dollars in thousands	2023	2022	2021	2020	2019	2018
Net interest income	$ 65,203	$ 50,177	$ 48,140	$ 43,388	$ 41,385	$ 40,448
Provision for loan losses	3,002	0	700	9,840	890	840
Noninterest income	6,691	6,746	7,249	5,990	4,841	3,728
Noninterest expense	48,137	38,030	31,991	29,788	30,033	28,743
Income before income taxes	20,755	18,893	22,698	9,750	15,303	14,593
Income taxes	3,387	3,220	4,065	1,401	2,592	2,162
Net income	$ 17,368	$ 15,673	$ 18,633	$ 8,349	$ 12,711	$ 12,431
Net interest margin	4.04%	4.08%	3.78%	3.54%	3.68%	3.77%
Total assets	$1,822,883	$1,687,682	$1,331,006	$1,391,979	$1,182,475	$1,248,398
Loans outstanding, net	$1,456,437	$1,338,434	$ 967,349	$1,090,626	$ 977,490	$ 984,681
Deposits	$1,426,602	$1,402,019	$1,166,610	$1,225,200	$1,020,843	$1,016,067
Equity capital	$ 205,681	$ 197,691	$ 145,335	$ 143,810	$ 137,775	$ 128,290
Earnings per share – diluted [(1)]	$ 2.14	$ 2.60	$ 3.01	$ 1.31	$ 1.96	$ 1.92
Cash dividend (per share) [(1)]	$ 0.85	$ 0.81	$ 0.69	$ 0.60	$ 0.57	$ 0.59
Dividend pay-out ratio	39.52%	37.23%	22.76%	45.92%	28.99%	30.40%
Return on average assets	0.99%	1.17%	1.36%	0.64%	1.05%	1.09%
Return on average equity	8.83%	11.25%	12.74%	5.87%	9.35%	9.94%
Return on average tangible common equity [(2)]	11.20%	12.95%	14.38%	6.66%	10.72%	11.57%

[(1)] Per share data adjusted for 2-for-1 stock split on November 8, 2019
[(2)] Refer to the Company's press releases for the corresponding periods for "GAAP to Non-GAAP Reconciliations"

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Excellent Asset Quality and Capital Levels Strong reserve coverage provides flexibility in managing potential losses with reduced impact on net income For the Three Months Ended June 30, Mar. 31, Dec. 31, Sep. 30, Jun. 30, Asset quality data 2024 2024 2023 2023 2023 (Dollar amounts in thousands, unaudited) Nonperforming loans $ 15,961 $ 10,831 $ 10,877 $ 7,717 $ 7,116 - - - Other real estate owned 5,792 5,792 Nonperforming assets $ 15,961 $ 10,831 $ 10,877 $ 13,509 $ 12,908 Allowance for credit losses $ 21,795 $ 21,069 $ 21,693 $ 20,986 $ 20,591 Allowance for credit losses/total loans 1.46% 1.41% 1.47% 1.45% 1.46% Net charge-offs (recoveries): Quarter-to-date $ (29) $ (68) $ (117) $ (16) $ 111 Year-to-date (97) (68) (31) 87 103 Net charge-offs (recoveries) to average loans, annualized: Quarter-to-date (0.01%) (0.02%) (0.03%) 0.00% 0.03% Year-to-date (0.01%) (0.02%) 0.00% 0.01% 0.01% Nonperforming loans/total loans 1.07% 0.73% 0.74% 0.53% 0.50% Allowance for credit losses/nonperforming loans 136.55% 194.52% 199.44% 271.95% 289.36% Nonperforming assets/total assets 0.87% 0.60% 0.60% 0.75% 0.74% www.middlefieldbank.bank 24

Reconciliation of Non-GAAP Measures

Reconciliation of Common Stockholders' Equity to Tangible Common Equity	For the Three Months Ended				
(Dollar amounts in thousands, unaudited)	Jun.30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023
Stockholders' Equity	$ 206,788	$ 205,575	$ 205,681	$ 193,749	$ 197,227
Less Goodwill and other intangibles	42,482	42,740	42,998	43,103	43,368
Tangible Common Equity	$ 164,306	$ 162,835	$ 162,683	$ 150,646	$ 153,859
Shares outstanding	8,067,144	8,067,144	8,095,252	8,092,576	8,088,793
Tangible book value per share	$ 20.37	$ 20.18	$ 20.10	$ 18.62	$ 19.02

Reconciliation of Average Equity to Return on Average Tangible Common Equity	For the Three Months Ended					For the Six Months Ended	
	Jun. 30, 2024	Mar. 31, 2024	Dec. 31, 2023	Sep. 30, 2023	Jun. 30, 2023	Jun. 30, 2024	Jun. 30, 2023
Average Stockholders' Equity	$ 205,379	$ 205,342	$ 197,208	$ 196,795	$ 196,183	$ 205,330	$ 195,826
Less Average Goodwill and other intangibles	42,607	42,654	42,972	43,232	40,522	42,609	39,911
Average Tangible Common Equity	$ 162,772	$ 162,688	$ 154,236	$ 153,563	$ 155,661	$ 162,721	$ 155,915
Net income	$ 4,164	$ 4,167	$ 3,543	$ 3,836	$ 5,092	$ 8,331	$ 9,989
Return on average tangible common equity (annualized)	10.29%	10.30%	9.11%	9.91%	13.12%	10.30%	12.92%

This presentation includes disclosure of Middlefield Banc Corp.'s tangible book value per share and return on average tangible equity, which are financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP). A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Middlefield Banc Corp. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Middlefield Banc Corp.'s marketplace performance. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.

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